Exhibit 8.2

Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 goodwinlaw.com +1 617 570 1000

October 30, 2026

OHB Pediatrics Ltd.

3rd Floor

1 Ashley Road

Altrincham

Cheshire

WA14 2DT

United Kingdom

Re: United States Federal Income Tax Consequences of the Share Acquisition

Ladies and Gentlemen:

We have acted as special United States tax counsel to OHB Pediatrics Ltd. (company number 15958711 incorporated under the laws of England and Wales) (“OHB”), in connection with the Registration Statement on Form S-4 of Research Alliance Corporation III, a Cayman Islands exempted company, with registered number 431702 and whose registered office is at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (which shall transfer by way of continuation and domesticate as a Delaware corporation prior to the Closing) (“SPAC”) initially filed with the Securities and Exchange Commission on August 24, 2026 and as amended through the date hereof (the “Registration Statement”), including the proxy statement/prospectus forming a part thereof (the “Proxy Statement/Prospectus”) and the Business Combination Agreement, dated as of July 26, 2026, by and among SPAC, OHB, and the persons whose names and addresses are set out in Schedule 1a of the Business Combination Agreement, together with any other person who becomes an owner of Company Shares after the date of the Business Combination Agreement and prior to the Closing (“Shareholders,” and such agreement, the “Business Combination Agreement”) pursuant to which, on the terms and subject to the conditions of the Business Combination Agreement and in accordance with applicable laws, at the Closing, SPAC will acquire OHB and the Shareholders will sell 100% of the outstanding shares in the capital of OHB in consideration for the issuance by SPAC of SPAC Common Shares (the “Share Acquisition”). This opinion is being delivered in connection with the Registration Statement and the Proxy Statement/Prospectus. Capitalized terms not defined herein have the meanings specified in the Business Combination Agreement unless otherwise indicated.

In rendering our opinion, we have examined and reviewed and, with your consent, are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of the factual statements, representations, and warranties contained in (i) the Business Combination Agreement (including any Annexes, Exhibits or Schedules thereto), (ii) the Registration Statement and the Proxy Statement/Prospectus, (iii) the respective tax representation letters, including any attachments thereto, of OHB and of SPAC each dated as of the date hereof and delivered to us for purposes of this opinion (each, a “Tax Representation Letter”) and (iv) such other documents, certificates and corporate records as we have deemed necessary or appropriate for purposes of our opinion.

October 30, 2026

In addition, we have assumed without any independent investigation or examination thereof, with your consent, that:

1.

Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Closing) execution and delivery of all documents where execution and delivery are prerequisites to the effectiveness thereof;

2.

The Share Acquisition will be consummated in the manner contemplated by, and in accordance with the provisions of, the Business Combination Agreement, the Registration Statement, and the Proxy Statement/Prospectus, and the Share Acquisition will be effective under the laws of the United Kingdom;

3.

All factual statements, descriptions, and representations contained in any of the documents referred to herein or otherwise made to us are true, complete, and correct in all respects and will remain true, complete, and correct in all respects up to and including the Closing Date, and no actions have been taken or will be taken which are inconsistent with such factual statements, descriptions, or representations or which make any such factual statements, descriptions, or representations untrue, incomplete, or incorrect as of the Closing Date;

4.

Any statements made in any of the documents referred to herein “to the knowledge of” or similarly qualified as to belief, intent or otherwise are true, complete, and correct in all respects and will continue to be true, complete, and correct in all respects at all times up to and including the Closing Date, in each case without such qualification;

5.

OHB and SPAC have complied with and, if applicable, will continue to comply with the covenants contained in the Business Combination Agreement, the Registration Statement, and the Proxy Statement/Prospectus; and

6.

All rulings by any Tax authority or opinions of other tax advisors or legal counsel obtained by OHB or SPAC in connection with the Share Acquisition are accurate as to their underlying assumptions and accurate as to their conclusions.

Based upon and subject to the foregoing, we are of the opinion that, under currently applicable United States federal income tax law, the Share Acquisition should qualify as a “reorganization” under Section 368(a)(1)(B) of the Code. We express no opinion on OHB’s status as a “passive foreign investment company” within the meaning of Section 1297 of the Code or on the potential United States federal income tax consequences of the Share Acquisition under the rules governing “passive foreign investment companies.”

October 30, 2026

In addition to the matters set forth above, this opinion is subject to the exceptions, limitations, and qualifications set forth below.

1.

This opinion represents our best judgment regarding the application of United States federal income tax laws arising under the Code, judicial decisions, administrative regulations, and published rulings and procedures, but does not address all of the United States federal income tax consequences of the Share Acquisition. We express no opinion as to United States federal, state, local, foreign, or other tax consequences, other than as set forth herein. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial, or administrative changes, on either a prospective or retroactive basis, would not adversely affect the validity of the conclusions stated herein and we undertake no responsibility to advise you of any new developments in the application or interpretation of the United States federal income tax laws. In addition, this opinion is being delivered prior to the consummation of the Share Acquisition and therefore is prospective and dependent on future events;

2.

The U.S. federal income tax consequences of the transactions described in the Registration Statement are complex and are subject to varying interpretations. Our opinion is not binding on the U.S. Internal Revenue Service or any court, and there can be no assurance or guarantee that either will agree with our conclusions. Indeed, the U.S. Internal Revenue Service may challenge one or more of the conclusions contained herein and the U.S. Internal Revenue Service may take a position that is inconsistent with the views expressed herein. There can be no assurance or guarantee that a court would, if presented with the issues addressed herein, reach the same or similar conclusions as we have reached; and

3.

No opinion is expressed as to any transaction other than the Share Acquisition as described in the Business Combination Agreement, or to any transaction whatsoever, including the Share Acquisition, if, to the extent relevant to our opinion, either all the transactions described in the Business Combination Agreement are not consummated in accordance with the terms of the Business Combination Agreement and without waiver or breach of any provisions thereof or all of the factual statements, representations, warranties, and assumptions upon which we have relied are not true and accurate at all relevant times.

We are furnishing this opinion in connection with the filing of the Registration Statement, including the Proxy Statement/Prospectus forming a part thereof, and this opinion is not to be relied upon by any other person or for any other purpose without our prior written consent. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments, any factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

October 30, 2026

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Goodwin Procter LLP
Goodwin Procter LLP